SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2008

NUMEREX CORP.
(Exact Name of Issuer as Specified in Charter)

                                          Pennsylvania                                        0-22920                                         11-2948749
                                         --------------                                         ------------                                      ----------------
                                     (State or other jurisdiction                  (Commission File Number)               (I.R.S. Employer
                              of incorporation)                                                                                Identification No.)

1600 Parkwood Circle
Suite 500
Atlanta, Georgia
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(Address of principal executive offices)

30339
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(Zip code)

(770) 693-5950
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
     Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2008, the Board of Directors (the “Board”) of Numerex Corp. (the “Company”) appointed Jeffrey O. Smith as a Director.  Mr. Smith will join the Board’s Audit Committee immediately.   Mr. Smith is eligible to participate in the Company’s compensation plans available to non-employee directors.   As compensation for his Board service, Mr. Smith will receive an annual retainer fee and a fee for each meeting of the Board or each separate committee meeting attended.

There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which he was appointed as a Director of the Company.  Mr. Smtih is not currently engaged, and has not during the last fiscal year been engaged, in any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

On March 24, 2008, the Company issued a press release announcing Mr. Smith’s election to the Board.      A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Numerex Corp., dated March 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NUMEREX CORP.

Date:  March 24, 2008                                                                           /s/ Alan B. Catherall
                                           Alan B. Catherall
                                                                               Chief Financial Officer

Exhibit Index

99.1	Press Release, dated March 24, 2008